Exhibit 9(o)

                                 FORM OF NOTICE
                           TO ADMINISTRATION AGREEMENT



First Data Investor Services Group, Inc.
One Exchange Place
Boston, Massachusetts 02109

Gentlemen:

         Reference is made to the Administration Agreement between us dated as of May 1, 1995 (the "Agreement").

         Pursuant to the Agreement, this letter is to provide notice of the creation of an additional investment portfolio of The Munder Funds, Inc., namely the Munder Financial Services Fund (the "New Portfolio").

         We request that you act as Administrator under the Agreement with respect to the New Portfolio.

         If the foregoing is in accordance with your understanding, please so indicate by signing and returning to us the enclosed copy hereof.

                                             Very truly yours,

                                             The Munder Funds, Inc.

                                             By:


                                             Accepted:

                                             First Data Investor Services
                                               Group, Inc.


Date:    ___________                         By: